UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 9, 2010

DEERFIELD CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-32551	20-2008622
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6250 North River Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (773) 380-1600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

As reported on the Current Report on Form 8-K dated March 23, 2010, Deerfield Capital Corp. (the “Company”) entered into (i) an Acquisition and Investment Agreement (the “Acquisition Agreement”), dated as of March 22, 2010, with Bounty Investments, LLC (“Bounty”), a Delaware limited liability company and investment vehicle managed by Renova U.S. Management LLC, a New York based investment management firm (“Columbus Nova”), and Columbus Nova Credit Investment Management, LLC, a Delaware limited liability company (“CNCIM”), (ii) a Senior Subordinated Convertible Notes Agreement (the “Convertible Notes Agreement”) with Bounty, dated as of March 22, 2010, and (iii) a Payment Agreement and Release, dated as of March 22, 2010, by and among Deerfield & Company LLC (“D&C”), the Company and each of the holders listed therein.

On June 9, 2010 (the “Closing Date”), the Company completed the acquisition of CNCIM, the sale of the Convertible Notes (as defined below) and the repayment and discharge of all of the outstanding Series A Senior Secured Notes and Series B Senior Secured Notes issued by D&C (the “Transactions”).

In connection with the Closing, the Company and Bounty entered into a Stockholders Agreement, dated as of June 9, 2010 (the “Stockholders Agreement”), and a Registration Rights Agreement, dated as of June 9, 2010 (the “Registration Rights Agreement”), on substantially the terms described in the Company’s Current Report on Form 8-K dated March 23, 2010.  On the Closing Date, the Company’s board of directors (the “Board”) established a strategic committee of the Board (the “Strategic Committee”) as required by the Stockholders Agreement.  The Strategic Committee initially consists of four members: two directors designated by Bounty and two directors designated by those independent directors of the Company not designated by Bounty.  The Strategic Committee will report and make recommendations to the Board regarding (i) the identification and execution of merger and acquisition opportunities, (ii) setting direction for the Company with its management, including new investment initiatives and investment products, (iii) the hiring, dismissal and scope of responsibility of senior management and (iv) the integration of the collateralized loan obligation platforms of CNCIM and the Company.  If the Board approves the recommendations of the Strategic Committee, then the Strategic Committee will have the authority to manage the execution of such actions.  The Stockholders Agreement is filed as Exhibit 10.1 hereto, the Registration Rights Agreement is filed as Exhibit 10.2 hereto and each of them is incorporated herein by reference.

On the Closing Date, in connection with becoming directors of the Company, each of Richard Mandell, Daniel Schrupp, Andrew Intrater and Jason Epstein entered into an indemnification agreement (the “Indemnification Agreement”) with the Company substantially in the form of indemnification agreements that the Company previously entered into with each of its other directors.  The Indemnification Agreement supplements existing indemnification provisions of the Company’s bylaws and charter and, in general, provides for indemnification to the maximum extent permitted by Maryland law, subject to the exceptions, terms and conditions provided in the Indemnification Agreement.  The Indemnification Agreement also provides that the Company will advance to a director, upon receipt of certain written undertakings from him, reasonable expenses incurred in connection with any proceeding arising out of their service to the Company.  Any expenses the Company advances are required to be reimbursed by a director should a final judicial determination be made that indemnification is not available under applicable law.  Pursuant to the Indemnification Agreement, the Company agrees to maintain or otherwise provide for a director to be covered by directors’ and officers’ liability insurance in a commercially reasonable amount for such period of time as he may be subject to any liability arising out of his service to the Company.  The Indemnification Agreements for Messrs. Schrupp, Intrater and Epstein also provide that the Company will be the indemnitor of first resort and waives any claim against Bounty, Columbus Nova or their affiliates of contribution or subrogation for indemnification payments under the Indemnification Agreement.  The form of Indemnification Agreement entered into with Messrs. Schrupp, Intrater and Epstein is filed as Exhibit 10.3 hereto and is incorporated herein by reference.  The form of Indemnification Agreement entered into with Mr. Mandell is filed as Exhibit 10.51 to the Company’s Annual Report on Form 10-K filed March 16, 2009 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Closing Date, pursuant to the Convertible Notes Agreement, the Company issued to Bounty $25 million in aggregate principal amount of convertible subordinated notes due December 9, 2017 (the “Convertible Notes”), convertible into 4,132,231 shares (as such amount may be adjusted from time to time upon the occurrence of certain events or increased in connection with the Company’s election to pay up to 50% of any interest payments due by paying interest in-kind) (the “Conversion Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”).  The Convertible Notes Agreement is described in and filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 23, 2010 and is incorporated herein by reference.  The Convertible Notes are filed as Exhibit 4.1 hereto and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On the Closing Date, the Company issued to Bounty (i) 4,545,455 shares of Common Stock (the “Acquisition Shares”) in connection with the Company’s acquisition of CNCIM from Bounty pursuant to the Acquisition Agreement and (ii) the Convertible Notes initially convertible into the Conversion Shares pursuant to the Convertible Notes Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Company’s annual meeting of stockholders held on June 9, 2010 (the “Annual Meeting”), the Company’s stockholders re-elected Robert B. Machinist and Jonathan W. Trutter as Class III directors of the Company.  Mr. Machinist will serve as chairman of the Company’s Audit Committee and as a member of the Company’s Nominating & Corporate Governance Committee, Compensation Committee and Strategic Committee.

Peter W. May resigned from the Board effective immediately on June 9, 2010 in connection with the closing of the Transactions.  There were no disagreements between Mr. May and the Company that led to his resignation.  The Board appointed Richard A. Mandell to fill the vacancy created by Mr. May’s resignation.  Mr. Mandell is a financial consultant and private investor and is a director of Encore Capital Group, Inc. and Hampshire Group, Ltd.  The Board has determined that Mr. Mandell qualifies as an independent director under the Company’s corporate governance guidelines and applicable NASDAQ rules.  Mr. Mandell will serve as a

Class I Director and will serve on the Company’s Audit Committee and Nominating & Corporate Governance Committee.

On the Closing Date, the Board appointed Daniel Schrupp to fill the existing vacancy on the Board.  Mr. Schrupp was designated to the Board by Bounty pursuant to the Stockholders Agreement.  Mr. Schrupp is the Senior Credit Officer at Lucida, plc, a specialty U.K. insurance company.  The Board has determined that Mr. Schrupp qualifies as an independent director under the Company’s corporate governance guidelines and applicable NASDAQ rules.  Mr. Schrupp will serve as a Class I Director and will serve on the Company’s Audit Committee, Nominating & Corporate Governance Committee and Compensation Committee.

Pursuant to the Stockholders Agreement, upon the closing of the Transactions, the size of the Board was increased from seven members to nine members.

On the Closing Date, the Board appointed Andrew Intrater and Jason Epstein to fill the newly created directorships resulting from the increase in the number of directors.  Each of Mr. Intrater and Mr. Epstein were designated to the Board by Bounty pursuant to the Stockholders Agreement.  Mr. Intrater is the Chief Executive Officer of Columbus Nova.  Columbus Nova is the manager of Bounty which owns the Acquisition Shares and the Convertible Notes.  Mr. Intrater will serve as a Class II Director and will serve on the Company’s Strategic Committee.  Mr. Epstein is a partner of Columbus Nova.  Mr. Epstein will serve as a Class III Director and will serve on the Company’s Strategic Committee.

On the Closing Date, the Board appointed Peter H. Rothschild to serve on the Company’s Strategic Committee.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 9, 2010, as required by the Stockholders Agreement, the Board unanimously adopted an amendment to the Company’s Bylaws (the “Amended and Restated Bylaws”) to include a majority voting bylaw requiring that, in uncontested elections, each nominee for election to the Board must be elected by a majority of the votes cast at a meeting called for the election of directors.  In the event that the number of director nominees exceeds the number of vacant positions, directors will be elected by a plurality of the votes cast at such meeting, provided a quorum is present in person or by proxy.  In order for any incumbent director to become a nominee of the Board for further service on the Board, such individual must submit an irrevocable resignation, and such resignation will be automatically effective if the incumbent director does not receive a majority vote in an election that is not a contested election.  The Amended and Restated Bylaws are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 9, 2010.  The following matters were voted upon and approved at the Annual Meeting:

Proposal Number 1:  The issuance of 4,545,455 Acquisition Shares to Bounty pursuant to the Acquisition Agreement and the potential issuance of 4,132,231 Conversion Shares to Bounty pursuant to the Convertible Notes Agreement.

For	Against	Abstain	Broker Non-Votes
3,975,987	97,198	15,598	1,950,322

Proposal Number 2:  The re-election of Robert B. Machinist and Jonathan W. Trutter as Class III directors of the Company to serve for a three-year term and until their successors are duly elected or appointed and qualified, which is expected to occur at the Company’s annual stockholders meeting in 2013.

	For	Withheld	Broker Non-Vote
Robert B. Machinist	3,962,375	126,407	1,950,323
Jonathan W. Trutter	3,965,784	122,998	1,950,323

Proposal Number 3: The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

For	Against	Abstain	Broker Non-Votes
5,735,628	284,404	19,068	0

Item 7.01 Regulation FD Disclosure

On the Closing Date, the Company issued a press release announcing the completion of the Transactions.  A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section.  Furthermore, the information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1           Amended and Restated Bylaws of Deerfield Capital Corp, effective as of June 9, 2010.

4.1           Convertible Notes issued June 9, 2010.

10.1         Stockholders Agreement between Deerfield Capital Corp. and Bounty Investments, LLC, dated as of June 9, 2010.

10.2         Registration Rights Agreement between Deerfield Capital Corp. and Bounty Investments, LLC, dated as of June 9, 2010.

10.3         Form of Indemnification Agreement.

99.1         Press release issued by Deerfield Capital Corp. on June 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERFIELD CAPITAL CORP.

June 15, 2010	By:	/s/ Robert A. Contreras

Name: Robert A. Contreras
Title: Senior Vice President, General Counsel and Secretary